                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                           VASCULAR SOLUTIONS, INC.


To form a Minnesota business corporation under and pursuant to the Minnesota Business Corporation Act, the following articles of incorporation are adopted:

                                ARTICLE 1. NAME

The name of the corporation is "Vascular Solutions, Inc."

                         ARTICLE 2. REGISTERED OFFICE

The address of the registered office of the corporation is 127 Third Avenue North, Minneapolis, MN 55401.

                         ARTICLE 3. AUTHORIZED SHARES

The aggregate number of authorized shares of capital stock of the corporation is 20,000,000 shares of $.01 par value per share. The shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with these articles of incorporation. Unless otherwise designated by the board of directors, all issued shares shall be deemed common stock with equal rights and preferences.

                            ARTICLE 4. INCORPORATOR

The name and address of the incorporator, who is a natural person of full age, is:

               NAME                       ADDRESS
             Howard Root           127 Third Avenue North
                                   Minneapolis, MN 55401


                         ARTICLE 5. CUMULATIVE VOTING

There shall be no cumulative voting by the shareholders of the corporation.

                        ARTICLE 6. NO PREEMPTIVE RIGHTS

The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class, or series of the corporation.

                         ARTICLE 7. BOARD OF DIRECTORS

The names of the members of the first Board of Directors are:

                                 Howard C. Root
                                  Wendell King

                    ARTICLE 8. WRITTEN ACTION BY DIRECTORS

An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

                         ARTICLE 9. DIRECTOR LIABILITY

A dirsctor of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of director's duty of loyalty to the corporation or its shareholders: (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law:
(iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 9 became effective.

Any repeal or modification of the foregoing provisions of this Article 9 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


Dated:  December 26, 1996                          /s/ Howard C. Root
                                                --------------------------------
                                                   Howard C. Root

                              STATEMENT OF CHANGE
                                      OF
                               REGISTERED OFFICE
                                      OF
                           VASCULAR SOLUTIONS, INC.


Vascular Solutions, Inc., a Minnesota corporation, in accordance with section 302A.123 of the Minnesota Business Corporation Act, hereby states that it is changing its registered office in Minnesota to 2495 Xenium Lane North, Plymouth, Minnesota 55441 and that such change was authorized by resolution approved by the affirmative vote of a majority of the directors of the corporation.


Dated:  September 2, 1998


/s/ Howard C. Root
------------------------
Howard C. Root, CEO

                          CERTIFICATE OF DESIGNATION

                          OF SERIES A PREFERRED STOCK

                                      OF

                           VASCULAR SOLUTIONS, INC.


     The undersigned, being the Chief Executive Officer of Vascular Solutions, Inc. (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors on December 17, 1997, in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of Preferred Stock of the Corporation to be designated as its Series A Preferred Stock.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes the Series A Preferred Stock of the Corporation as follows:

               RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                          OF SERIES A PREFERRED STOCK

     The Preferred Stock authorized hereby shall be designated "Series A
                                                                --------
Preferred Stock" and shall consist of Two Million (2,000,000) shares. The
---------------
rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

     1.   Dividend Provisions. The holders of shares of Series A Preferred Stock
          -------------------
shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.20 per share per annum on each outstanding share of Series A Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

     2.   Liquidation
          -----------

               (a)  Series A Preferred Stock.  In the event of any liquidation,
                    ------------------------
dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $2.50 per share for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b)  Common Stock.  Upon the completion of the distribution required
               ------------
by Section 2(a) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each until the holders of the Common Stock shall have received an aggregate of (i) $8,700,000 and (ii) an amount equal to the proceeds to the Company from the sale of Common Stock pursuant to the Confidential Private Placement Memorandum dated December 8, 1997 (net of discounts, commissions and expenses).

          (c)  Remaining Assets.  Upon the completion of the distributions
               ----------------
required by Sections 2(a) and (b) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock) until the holders of Series A Preferred Stock shall have received an aggregate of $5.16 per share (including amounts paid pursuant to Section 2(a) above); thereafter, if assets remain in the Corporation, the holders of the Common Stock of this Corporation shall receive all of the remaining assets pro rata based on the number of shares of Common Stock held by each.

          (d)  Certain Acquisitions
               --------------------

                    (i)  Deemed Liquidation.  For purposes of this Section 2, a
                         ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other Corporation (other than a wholly-owned subsidiary Corporation) or effect any other transaction or series of related transactions unless, after such sale, merger or other event, the shareholders of the Corporation immediately prior to such event own a majority of the outstanding shares of the surviving corporation or the corporation or other entity holding such property or business.

                   (ii)  Valuation of Consideration.  In the event of a deemed
                         --------------------------
liquidation as described in Section 2(d)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed to equal its fair market value as reasonably determined in good faith by the Board of Directors; provided, that any securities shall be valued as follows:

                         (A) Securities not subject to investment letter or
other similar restrictions on free marketability:

                             (1) If traded on a securities exchange or the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                             (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                             (3) If there is no active public market, the value
shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors.

                         (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

                  (iii)  Notice of Transaction.  The Corporation shall give each
                         ---------------------
holder of record of Series A Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the shareholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights and that represent at least a majority of the voting power of all the outstanding shares of Series A Preferred Stock.

                  (iv)   Effect of Noncompliance.  In the event the requirements
                         -----------------------
of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(d)(iii) hereof.

     3.   Redemption
          ----------

               (a) At any time after December 19, 2002, but within thirty (30) days (the "Redemption Date") after the receipt by this Corporation of a written
           ---------------
request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that all or some of such holders' shares be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $2.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the " Redemption Price"). Any redemption
                                           ----------------
effected pursuant to this Section 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock delivering such notice in proportion to the number of shares of Series A Preferred Stock then held by such holders.

               (b) At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this

Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as
                                             -----------------
provided in subsection (3)(c) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

               (d) On or prior to each Redemption Date, this Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to Section (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 4. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section (3)(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by this Corporation pursuant to this Section (3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

     4.  Conversion.  The holders of the Series A Preferred Stock shall have
         ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

               (a) Right to Convert.  Subject to Section 4(c), each share of
                   ----------------
Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.50 by the Conversion Price applicable to such share, determined as hereafter provided (the "Conversion Price"), in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $2.50. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d). Notwithstanding the foregoing, if a holder of Series A Preferred Stock does not elect to convert pursuant to this
Section 4(a) prior to any distribution of any of the assets of the Corporation pursuant to Section 2(a), then such holder of Series A Preferred Stock shall not be entitled to convert pursuant to this Section 4(a) until after any distribution of any of the assets of the Corporation required pursuant to
Section 2(b) is completed.

               (b) Automatic Conversion.  Each share of Series A Preferred Stock
                   --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share, except as provided below in Section 4(c), immediately upon the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public
                                                   --------------
offering price of which is not less than $8.50 per share (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations occurring after the date of issuance of the Series A Preferred Stock and prior to the closing of such public offering) and which results in an aggregate public offering price of at least $20,000,000.

               (c) Mechanics of Conversion.  Before any holder of Series A
                   -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Series A Preferred Stock for
                   ------------------------------------------------------------
Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of
---------------------------------------------------
the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                       (i) Issuance of Additional Stock below Purchase Price. If
                           -------------------------------------------------
the Corporation shall issue, after the date upon which the shares of Series A Preferred Stock were first issued (the "Purchase Date"), any Additional Stock
                                        -------------
(as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

                           (A) Adjustment Formula.  Whenever the Conversion
                               ------------------
Price is adjusted pursuant to this Section 4(d)(i), the new Conversion Price shall be a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                               (x)  an amount equal to the sum of

                                    (1) the aggregate purchase price of the
shares of Series A Preferred Stock issued on the Purchase Date (the "Series A
                                                                     --------
Purchase Price") (i.e., $5,000,000), plus
--------------

                                    (2) the aggregate consideration, if any,
received by the Corporation for all Additional Stock issued on or after the Purchase Date;

                               (y)  an amount equal to the sum of:

                                    (1) the Series A Purchase Price for such
series divided by the initial Conversion Price (or such higher or lower Conversion Price as results from the application of Sections 4(d)(ii) and (iii) hereof), plus

                                    (2) the number of shares of Additional Stock
issued on or after the Purchase Date (as adjusted pursuant to Sections 4(d)(ii) and (iii) hereof, if applicable).

                           (B) Definition of "Additional Stock".  For purposes
                               --------------------------------
of this Section 4(d)(i), "Additional Stock" shall mean any shares of Common
                          ----------------
Stock issued (or deemed
to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than

                                    (1) Common Stock issued pursuant to a
transaction described in Section 4(d)(ii) hereof,

                                    (2) Shares of Common Stock issuable or
issued to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan, stock purchase plan or other stock plan approved by the Board of Directors of the Corporation,

                                    (3) Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors of the Corporation,

                                    (4) Shares of Common Stock or Preferred
Stock issuable upon exercise of warrants outstanding as of the Purchase Date,

                                    (5) Capital stock or warrants or options to
purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                                    (6) Shares of Common Stock issued or
issuable upon conversion of the Series A Preferred Stock, and

                                    (7) Shares of Common Stock issued or
issuable in a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock.

                           (C) No Fractional Adjustments.  No adjustment of the
                               -------------------------
Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                           (D) Determination of Consideration.  In the case of
                               ------------------------------
the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (E) Deemed Issuances of Common Stock.  In the case of
                               --------------------------------
the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

                               (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                               (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D).

                               (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                               (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                               (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

                         (F) No Increased Conversion Price.  Notwithstanding any
                             -----------------------------
other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (ii) Stock Splits and Dividends.  In the event the
                         --------------------------
Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                   (iii) Reverse Stock Splits. If the number of shares of Common
                         --------------------
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions.  In the event the Corporation shall
                   -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there
                   -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (g) No Impairment.  The Corporation will not, by amendment of its
                   -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments
                   ------------------------------------------------------

                         (i)  No fractional shares shall be issued upon the
conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

               (i) Notices of Record Date.  In the event of any taking by the
                   ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion.  The
                   ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

               (k) Notices.  Any notice required by the provisions of this
                   -------
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     5.  Voting Rights.  The holder of each share of Series A Preferred Stock
         -------------
shall have the right to one vote for each share of Common Stock into which the Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     6.  Protective Provisions.  So long as any shares of Series A Preferred
         ---------------------
Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, voting together as a class:

               (a) effect a transaction described in Section 2(d)(i) above;

               (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series;

               (c) amend the Corporation's Articles of Incorporation or Bylaws or change the authorized number of directors of the Corporation;

               (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock with respect to preference, redemption or dividends;

               (e) issue, or obligate itself to issue, any equity security, or any security convertible into or exercisable for any equity security, if, after such issuance, the Company would have outstanding more than 9,400,000 equity securities (assuming for this purpose the issuance of all securities reserved for issuance under stock option plans, stock purchase plans and other stock plans approved by the Board of Directors of the Company, and exercise of all then outstanding rights to acquire equity securities).

               (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the redemption of Series A Preferred Stock pursuant to Article 3 hereof; or

               (g) declare or pay any dividends or other distributions on outstanding capital stock of the Corporation.

     7.  Status of Redeemed or Converted Stock.  In the event any shares of
         -------------------------------------
Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof or converted pursuant to Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. Upon redemption pursuant to Section 3 hereof or conversion pursuant to Section 4 hereof of all outstanding shares of Series A Preferred Stock, all provisions of this Certificate of Designation shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors shall have the power, pursuant to Minnesota Statutes, Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect the removal of all provisions relating to the Series A Preferred Stock and the cancellation of this Certificate of Designation.

     8.  Par Value; No Cumulative Voting; No Preemptive Rights.  The Series A
         -----------------------------------------------------
Preferred Stock shall have a par value of $0.01 per share. Holders of Series A Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights under the Corporation's Articles of Incorporation to acquire shares of any class of series of capital stock of the Corporation.

     IN WITNESS WHEREOF, Vascular Solutions, Inc. has caused this certificate to be executed by its Chief Executive Officer this 18/th/ day of December, 1997.

                                   VASCULAR SOLUTIONS, INC.



                                   By: /s/ Howard Root
                                       ----------------------------------------
                                       Howard Root
                                       Chief Executive Officer

                          CERTIFICATE OF DESIGNATION
                          OF SERIES B PREFERRED STOCK
                                      OF
                           VASCULAR SOLUTIONS, INC.


     The undersigned, being the Chief Executive Officer of Vascular Solutions, Inc. (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors on December 8, 1998, in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of Preferred Stock of the Corporation to be designated as its Series B Preferred Stock.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes the Series B Preferred Stock of the Corporation as follows:

                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                          OF SERIES B PREFERRED STOCK

     The Preferred Stock authorized hereby shall be designated "Series B
                                                                --------
Preferred Stock" and shall consist of One Million Seven Hundred and Seventy-
---------------
Seven Thousand Seven Hundred Seventy-Seven (1,777,777) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below.

     1.   Dividend Provisions.  The holders of shares of Series B Preferred
          -------------------
Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock or the Common Stock of the Corporation, at the rate of $0.36 per share per annum on each outstanding share of Series B Preferred Stock, payable quarterly, when, as and if declared by the Board of Directors in its sole and absolute discretion. Such dividends shall be cumulative, shall be paid upon a liquidation, dissolution or winding-up of the Corporation as set forth in
Section 2 hereof and shall expire upon conversion of the Series B Preferred Stock as set forth in Section 4 hereof.

     2.   Liquidation
          -----------

          (a)  Series B Preferred Stock.  In the event of any liquidation,
               ------------------------
dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to $4.50 per share for each share of Series B Preferred Stock then held by them, plus unpaid dividends due thereon (the "Series B Liquidation Preference"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B Liquidation Preference on each share held by them, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b)  Series A Preferred Stock. Upon the completion of the distribution
               ------------------------
required by Section 2(a) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Series B Preferred Stock or Common Stock by reason of their ownership thereof, the amounts described in Section 2(a) of the Certificate of Designation of Series A Preferred Stock of the Corporation (the "Series A Certificate") as in effect on the date hereof.

          (c)  Common Stock.  Upon the completion of the distributions required
               ------------
by Sections 2(a) and (b) above, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Series B Preferred Stock by reason of their ownership thereof, the amounts described in Section 2(b) of the Series A Certificate as in effect on the date hereof.

          (d)  Remaining Assets.  Upon the completion of the distributions
               ----------------
required by Sections 2(a), (b) and (c) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock) until the holders of Series A Preferred Stock shall have received an aggregate of $5.16 per share (including amounts paid pursuant to Section 2(b) above and this Section 2(d)); thereafter, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series B Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series B Preferred Stock) until the holders of Series B Preferred Stock shall have received an aggregate of $9.00 per share (including amounts paid pursuant to Section 2(a) above and this Section 2(d)); thereafter, if assets remain in the Corporation, the holders of the Common Stock of this Corporation shall receive all of the remaining assets pro rata based on the number of shares of Common Stock held by each.

          (e)  Certain Acquisitions
               --------------------

              (i)   Deemed Liquidation.  For purposes of this Section 2, a
                    ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions unless, after such sale, merger or other event, the shareholders of the Corporation immediately prior to such event own a majority of the outstanding shares of the surviving corporation or the corporation or other entity holding such property or business.

              (ii)  Valuation of Consideration.  In the event of a deemed
                    --------------------------
liquidation as described in Section 2(e)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed to equal its fair market value as reasonably determined in good faith by the Board of Directors; provided, that any securities shall be valued as follows:

                    (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (1)  If traded on a securities exchange or the Nasdaq
National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                         (2)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                         (3)  If there is no active public market, the value
shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors.

                    (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(e)(ii)(A) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

              (iii) Notice of Transaction.  The Corporation shall give each
                    ---------------------
holder of record of Series B Preferred Stock written notice of such impending transaction not later than fourteen (14) days prior to the shareholders' meeting called to approve such transaction, or fourteen (14) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than fourteen (14) days after the Corporation has given the first notice provided for herein or sooner than fourteen (14) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of

Series B Preferred Stock that are entitled to such notice rights and that represent at least a majority of the voting power of all the outstanding shares of Series B Preferred Stock.

              (iv)  Effect of Noncompliance.  In the event the requirements of
                    -----------------------
this Section 2(e) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(e)(iii) hereof.

     3.   Redemption
          ----------

          (a) At any time after December 19, 2002, but within thirty (30) days (the "Redemption Date") after the receipt by this Corporation of a written
      ---------------
request from the holders of not less than a majority of the then outstanding Series B Preferred Stock that all or some of such holders' shares be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $4.50 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Redemption
                                                                     ----------
Price").  Any redemption effected pursuant to this Section 3(a) shall be made on
-----
a pro rata basis among the holders of the Series B Preferred Stock delivering such notice in proportion to the number of shares of Series B Preferred Stock then held by such holders.

          (b) At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection
                     -----------------
(3)(c) on or after the Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, but in preference to shares of the Corporation's Series A Preferred Stock, if the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Series B Preferred Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, but in preference to shares of the Corporation's Series A Preferred Stock, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares of Series B Preferred Stock which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (d) On or prior to each Redemption Date, this Corporation shall deposit the Redemption Price of all shares of Series B Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to Section (3)(b) above.
As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 4. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section
(3)(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by this Corporation pursuant to this Section
(3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

     4.   Conversion.  The holders of the Series B Preferred Stock shall have
          ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

          (a)  Right to Convert. Subject to Section 4(c), each share of Series B
               ----------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price applicable to such share, determined as hereafter provided (the "Conversion Price"), in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B Preferred Stock shall be $4.50. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d). Notwithstanding the foregoing, if a holder of Series B Preferred Stock does not elect to convert pursuant to this
Section 4(a) prior to the day prior to the shareholder's meeting relating to any distribution of any of the assets of the Corporation pursuant to Section 2(a), then such holder of Series B Preferred Stock shall not be entitled to convert pursuant to this Section 4(a).

          (b)  Automatic Conversion.  Each share of Series B Preferred Stock
               --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share, except as provided below in Section 4(c), immediately upon the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public
                                                   --------------
offering price of which is not less than $9.00 per share (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations occurring after the date of issuance of the Series B Preferred Stock and prior to the closing of such public offering) and which results in an aggregate public offering price of at least $20,000,000.


          (c)  Mechanics of Conversion.  Before any holder of Series B Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

          (d)  Conversion Price Adjustments of Series B Preferred Stock for
               ------------------------------------------------------------
Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of
---------------------------------------------------
the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

               (i)  Issuance of Additional Stock below Purchase Price .  If the
                    --------------------------------------------------
Corporation shall issue, after the date upon which the shares of Series B Preferred Stock were first issued (the "Purchase Date"), any Additional Stock
                                        -------------
(as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

                    (A)  Adjustment.  Whenever the Conversion Price is adjusted
                         ----------
pursuant to this Section 4(d)(i), the new Conversion Price shall be the greater of $2.50 or the price per share at which such Additional Stock is issued; provided that, if at the time of such adjustment or as a result of such adjustment the new Conversion Price shall be $2.50, then thereafter the new Conversion Price pursuant to this Section 4(d)(i) shall be equal to the then applicable conversion price of the Series A Preferred Stock under Section 4(d)(i) of the Series A Certificate (notwithstanding any redemption, conversion or other elimination of the Series A Preferred Stock and not taking into account the issuance and sale of the Series B Preferred Stock).

                    (B)  Definition of "Additional Stock".  For purposes of this
                         --------------------------------
Section 4(d)(i), "Additional Stock" shall mean any shares of Common Stock issued
                  ----------------
(or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than:

                         (1)  Common Stock issued pursuant to a transaction
described in Section 4(d)(ii) hereof,

                         (2)  Shares of Common Stock issuable or issued to
employees, consultants or directors of the Corporation directly or pursuant to a stock option plan, stock purchase plan or other stock plan approved by the Board of Directors of the Corporation,

                         (3)  Capital stock, or options or warrants to purchase
capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors of the Corporation,

                         (4)  Shares of Common Stock or Preferred Stock issuable
upon exercise of warrants outstanding as of the Purchase Date,

                         (5)  Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                         (6)  Shares of Common Stock issued or issuable upon
conversion of the Corporation's Series A Preferred Stock or Series B Preferred Stock, and

                         (7)  Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series B Preferred Stock will be converted to Common Stock.

                    (C)  No Fractional Adjustments.  No adjustment of the
                         -------------------------
Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                    (D)  Determination of Consideration.  In the case of the
                         ------------------------------
issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E)  Deemed Issuances of Common Stock.  In the case of the
                         --------------------------------
issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

                         (3)  In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

               (F)  No Increased Conversion Price.  Notwithstanding any other
                    -----------------------------
provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (ii) Stock Splits and Dividends.  In the event the Corporation should
               --------------------------
at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

               (iii) Reverse Stock Splits.  If the number of shares of Common
                     --------------------
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.


          (e)  Other Distributions. In the event the Corporation shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations.  If at any time or from time to time there
               -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (g)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment.

          (h)  No Fractional Shares and Certificate as to Adjustments
               ------------------------------------------------------

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series B Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

          (k)  Notices.  Any notice required by the provisions of this Section 4
               -------
to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     5.   Voting Rights.  The holder of each share of Series B Preferred Stock
          -------------
shall have the right to one vote for each share of Common Stock into which the Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     6.   Protective Provisions.  So long as any shares of Series B Preferred
          ---------------------
Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, voting together as a class:

          (a)  effect a transaction described in Section 2(e)(i) above;

          (b) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series;

          (c) amend the Corporation's Articles of Incorporation or Bylaws or change the authorized number of directors of the Corporation;

          (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to preference, redemption or dividends;

          (e) issue, or obligate itself to issue, any equity security, or any security convertible into or exercisable for any equity security, if, after such issuance, the Company would have outstanding more than 12,000,000 equity securities (assuming for this purpose the issuance of all securities reserved for issuance under stock option plans, stock purchase plans and other stock plans approved by the Board of Directors of the Company, and exercise of all then outstanding rights to acquire equity securities);

          (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply
                       --------  -------
to the redemption of Series B Preferred Stock pursuant to Article 3 hereof and provided further, however, that any such redemption, purchase or other
----------------  -------
acquisition of any shares of Series A Preferred Stock pursuant to Article 3 of the Series A Certificate shall require either such approval of the Series B Preferred Stock or the expiration of ten (10) days after notice of such redemption, purchase or other acquisition is given to the holders of the Series B Preferred Stock (during which ten (10) day period the holders of the Series B Preferred Stock may exercise their right to redemption pursuant to Section 3 hereof prior to and in preference to the holders of the Series A Preferred Stock); or

          (g) declare or pay any dividends or other distributions on outstanding capital stock of the Corporation.

     7.   Status of Redeemed or Converted Stock.  In the event any shares of
          -------------------------------------
Series B Preferred Stock shall be redeemed pursuant to Section 3 hereof or converted pursuant to Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. Upon redemption pursuant to Section 3 hereof or conversion pursuant to Section 4 hereof of all outstanding shares of Series B Preferred Stock, all provisions of this Certificate of Designation shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors shall have the power, pursuant to Minnesota Statutes, Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect the removal of all provisions relating to the Series B Preferred Stock and the cancellation of this Certificate of Designation.

     8.   Par Value; No Cumulative Voting; No Preemptive Rights.  The Series B
          -----------------------------------------------------
Preferred Stock shall have a par value of $0.01 per share. Holders of Series B Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights under the Corporation's Articles of Incorporation to acquire shares of any class or series of capital stock of the Corporation.

     IN WITNESS WHEREOF, Vascular Solutions, Inc. has caused this certificate to be executed by its Chief Executive Officer this 9/th/ day of December, 1998.


                                    VASCULAR SOLUTIONS, INC.



                                    By: /s/ Howard Root
                                       --------------------------------------
                                       Howard Root
                                       Chief Executive Officer